UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2010

Walter Investment Management Corp.
 (Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive, Suite 1100 Tampa, Florida	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 421-7605

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     John Burchett, Walter Investment Management Corp.’s Vice President, Business Development and President, Hanover Division, and a member of the Company’s Board of Directors has resigned as both an officer (effective February 2, 2010) and as a director (effective February 5, 2010) of the Company in order to pursue entrepreneurial opportunities. In connection with his resignation, Mr. Burchett will be paid a lump sum of $490,000 on or before March 30, 2010 and an additional $165,000 of salary continuation beginning six months and one day after the effective date of his resignation. He will also receive health and medical benefits through the period of salary continuation, payment for earned but unused vacation time and the Company will continue to cover Mr. Burchett on its officer and directors’ liability insurance. In addition, the vesting of the following equity granted in 2009 will be accelerated to February 4, 2010: 50,000 options with an option price of $13.37, 6,588 options with an option price of $13.37, and 5,300 restricted stock units granted on May 19, 2009. The foregoing options must be exercised within one year of the vesting date.

          SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: February 5, 2010	By:	/s/ Stuart Boyd

Stuart Boyd, Vice President,
General Counsel and Secretary

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